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                    EXHIBIT 10(a) - FORM OF PROMISSORY NOTES

                                 PROMISSORY NOTE


$160,000                                                     March 24, 1997


         FOR VALUE RECEIVED, OXIS INTERNATIONAL, INC., a Delaware corporation (the "Company"), promises to pay to the order of __________("Lender"), the sum of ONE HUNDRED SIXTY THOUSAND ($160,000) in lawful money of the United States of America which shall be legal tender for the payment of debts from time to time, together with interest on the principal amount hereof remaining outstanding and unpaid, from the date hereof until maturity, at the rate of eight percent (8%) per annum (computed on the actual number of days elapsed over a year of 365 days).

         The principal balance evidenced by this Promissory Note ("Note"), and any accrued but unpaid interest, shall be due and payable in full on the earlier of (i) June 24, 1997 or (ii) ten (10) business days following the consummation of the Company's public offering of shares of common stock through Credit Lyonnais which will be listed for trading over Le Nouveau Marche (the "Due Date").

         The Company shall have the privilege to prepay at any time and from time to time, all or any part of the principal amount of this Note, any accrued interest thereon, the Loan Origination Fee (defined below) without notice, penalty or fee.

         The occurrence or existence of any one of the following events or conditions shall constitute an "Event of Default" under this Note:

         (a) any principal or interest on this Note, or the Loan Origination Fee, shall not have been paid on June 24, 1997; or

         (b) the Company makes an assignment for the benefit of creditors, or applies to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of the Company or commences, or has commenced against it, any proceedings relating to the Company under any bankruptcy, reorganization, arrangement, readjustment of debts or other insolvency law of any jurisdiction; or an order is entered appointing such trustee or receiver, or adjudicating the Company bankrupt, or approving the petition in any such proceeding.

         The Company expressly agrees that upon the happening or occurrence of an Event of Default, Lender may at its option, declare the unpaid principal balance of this Note, all interest then accrued hereon, and the Loan Origination Fee, at once due and payable, and in such event if this Note is placed in the hands of an attorney for collection, or suit is brought on same, or the

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same is collected through any judicial or other proceeding whatsoever, then the
Company agrees and promises to pay reasonable attorneys' fees and expenses.

         In addition to the principal and interest payable hereunder, on the Due Date the Company shall pay to the Lender a loan origination fee equal to three percent (3%) of the principal amount of this Note as of the date hereof ("Loan Origination Fee").

         All of the provisions hereof shall be binding upon and inure to the benefit of the Company and Lender and their respective successors and permitted assigns, except as otherwise provided. This Note may not be assigned by Lender without the consent of the Company.

         This Note shall be governed by the laws of the State of Oregon. The parties hereto agree that any dispute, action or proceeding which arises under or relates to this Note, shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association with such arbitration to be held in New York City, New York. The results, determination, finding, judgement or award rendered through such arbitration, shall be final and binding on each of the Company and Lender and not subject to final appeal.

                                                  OXIS INTERNATIONAL, INC.
                                                  (the "Company")



                                                  BY:
                                                      -----------------------
                                                      Jon S. Pitcher
                                                      Chief Financial Officer

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